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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


Gamma Biologicals, Inc.:

    We consent to the incorporation by reference in Registration Statement No. 33-44950 on Form S-8 and Registration Statement No. 333-01147 on Form S-8 of Gamma Biologicals, Inc. of our report dated May 28, 1997, incorporated by reference in the 1997 Annual Report on Form 10-K of Gamma Biologicals, Inc. for the year ended March 31, 1997.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 27, 1997